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                                                                 Exhibit 10.65


                             JOINT VENTURE AGREEMENT

      THIS JOINT VENTURE AGREEMENT ("AGREEMENT") is made, this ___ day of July, 2000, by and between ATM SERVICE, LTD. t/a ATMcenter.com ("ATM") and JUAN TORRENTS & ASSOC. ("JTA").

      WHEREAS, the parties desire to form a joint venture for the purposes set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged and conclusively established, the parties hereby agree as follows, intending to be legally bound hereby:

      1. FORMATION OF A JOINT VENTURE. JTA and ATM (sometimes hereinafter referred to as the "JOINT VENTURE PARTNERS" or "PARTIES") hereby agree to form a joint venture to be known as FreeTradeZones.com (the "JOINT Venture"). The type and nature of the entity to be formed by the Parties in order to facilitate the operation of the business of the Joint Venture (the "JOINT VENTURE ENTITY") and the country or state of the formation of the Joint Venture Entity will be determined by ATM, with JTA's approval (which shall not be unreasonably withheld).

      2. PURPOSE OF THE JOINT VENTURE. The purpose of the Joint Venture (the "BUSINESS") will be to create revenues, using the ATM e-commerce platform, from asset management and disposition services, bulk and specific sales of products and services (both on-line and off-line), auction services and other transactions of various kinds, such as trade and barter, for, on behalf of or with companies located within the Free Trade Zones and transaction fees paid by such companies. The Parties acknowledge and agree that ATM offers its products and services on a global basis and has granted the rights to represent the ATM System in other parts of the world and that, notwithstanding anything contained herein to the contrary, the Business shall be limited to the Free Trade Zones and shall not include the representation of the ATM System or the sale of the products and services offered by ATM outside of the Free Trade Zones.

      3. ATM'S CONTRIBUTIONS TO THE JOINT VENTURE. ATM will contribute to the Joint Venture the right to use the ATM transactional technology and existing websites, marketing and sales efforts, the exclusive representation of the ATM System within the Free Trade Zones, and its traditional know-how, asset recovery and liquidation services. ATM will also make available to the Joint Venture various development and operational services, including (i) access to its fulfillment channels, (ii) the hosting, maintenance and technical support of all hardware and software applications, (iii) customization of the transactional technology, (iv) training with respect to the operation of the business, the transactional software and business methodologies, (v) customization of the business service offerings used by the Joint Venture, as needed, (vi) advice concerning the preparation of initial marketing materials for the Joint Venture and the preparation of an overall technology and business implementation plan for the Joint Venture, and (vii) co-operation and support in the marketing and implementation of commercial transactions and services. ATM will assign a staff member to assist in the implementation of the business of the Joint Venture. In addition, ATM may, if needed and approved by ATM, advance up to

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USD$50,000.00 (Fifty Thousand U.S. Dollars) to the Joint Venture Entity to cover the initial costs of any necessary travel and other expenses of implementation, in accordance with the Budget, which shall be reimbursed to ATM from the first funds available to the Joint Venture Entity, whether from revenues from operations or from raised capital.

      4. JTA'S CONTRIBUTIONS TO THE JOINT VENTURE. JTA will contribute to the Joint Venture 80% or more of Mr. Juan Torrents' time, one full-time dedicated assistant and the support of JTA's entire professional team. JTA will also cause the Free Trade Zone World Federation (Geneva, Switzerland) to exclusively endorse and promote the products and services offered by ATM and use his best efforts to develop the business of the Joint Venture through its industry contacts and existing contracts (to the extent it can provide same with respect to the Free Trade Zones) and other clients and contacts.

      5. OUTSIDE FINANCING. If needed, the Parties shall use their best efforts to obtain outside funding for growth or other ventures for the Joint Venture or conclude a public offering of the securities of the Joint Venture Entity (an "IPO") and shall cooperate and assist the Joint Venture in all reasonable ways to obtain such funding or conclude such IPO.

      6. MANAGEMENT. The business of the Joint Venture Entity will be managed by its Board of Directors or other governing body, which will consist of at least three (3) members, and which will, among other things, review and approve the Joint Venture Entity's annual operational and capital budgets ("BUDGET") and strategic operating plans. ATM will manage the day-to-day business of the Joint Venture.

      7. DISTRIBUTIONS OF AVAILABLE CASH. All cash available for distribution to the Joint Venture Partners will be distributed 50% to JTA and 50% to ATM.

      8. EQUITY OWNERSHIP. The equity interest in the Joint Venture Entity will be owned by the Joint Venture Partners as follows:

                              ATM   62%
                              JTA   38%

In the event of any future equity infusions, each Party's equity will be diluted on a pro rata basis.

      9. TRANSFER OF EQUITY INTEREST. Neither Party may transfer its equity interest in the Joint Venture Entity without consent of the other Party for a period of two (2) years from the date of the formation of the Joint Venture Entity.

      10. KEY MAN INSURANCE. The Joint Venture Entity may procure and maintain key person life insurance policies on the lives of certain executives of the Joint Venture Entity, payable to the Joint Venture Entity, as beneficiary, in the amount of up to $1,000,000 each.

11.   NON-COMPETITION AND NON-CIRCUMVENTION AGREEMENTS.

      a. Each Joint Venture Partner hereby agrees not to compete with the Joint



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            Venture Entity, in any way, directly or indirectly, or to circumvent either the Joint Venture Entity or the other Party, in any way, with respect to the Business, during the term of this Agreement. The Parties will each enter into definitive Non-Competition and Non-Circumvention Agreements with the Joint Venture Entity in form and substance reasonably satisfactory to the Joint Venture Entity.

      b. During the term of this Agreement and for a period of five (5) years after its termination by either Party, for any reason, neither JTA nor any of its agents, representatives or distributors shall compete with ATM, directly or indirectly, either on its own behalf or on behalf of any other person, firm, partnership, corporation or other entity, in the sale or promotion of any products or services which are the same as or similar to the products or services offered by ATM.

      c. Neither Party shall, at any time, disclose to any person any of the trade secrets, proprietary or confidential information, business methods or systems used by the other Party. All customer lists, brochures, reports, and other such information of any nature made available by either Party to the other or to the Joint Venture Entity, or acquired by either Party by virtue of its association with the other Party or the Joint Venture, shall be held in strict confidence by such Party during the term of this Agreement and for a period of five (5) years after its termination. Further, the Parties will each cause each of their employees and agents involved in the conduct of the Business to execute an agreement (each, an "EMPLOYEE AGREEMENT"), expressly naming both the other Party and the Joint Venture Entity, as intended third party beneficiaries, whereby such employees or agents agree to be individually bound by the provisions of this Section 11(c), and each Party will, at its sole expense, take all action necessary to enforce such Employee Agreements with its employees on behalf of the other Party and/or the Joint Venture Entity.

12.   TERM; TERMINATION. The term of this Agreement shall be a period of twenty
      (20) years, commencing on the date hereof; PROVIDED, HOWEVER, that either Party shall have the right to terminate this Agreement at any time in the event that (i) the other Party violates or is in conflict, in any way, with the U.S. Foreign Corrupt Practices Act, for any reason, or (ii) the other Party fails to perform or fulfill its duties and obligations hereunder or pursuant to any other agreement between the Parties and to cure such default within thirty (30) days after its receipt of a written notice of default from the non-defaulting party.

13. COSTS AND EXPENSES. Except as otherwise provided herein, ATM and GAP shall each bear any and all costs or expenses incurred by such party in connection with the performance of its duties and obligations under this Agreement.



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14.   UNAUTHORIZED REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. Neither JTA
      nor any agents or employees of JTA shall extend any warranty or guarantee or make any representations or claims with respect to the ATM System or the services provided by ATM, without express written authorization from ATM, and JTA shall indemnify, defend and hold harmless ATM and the Joint Venture Entity from and against any and all claims or liability arising as a result of any such unauthorized representations or warranties or any other negligent, intentional or other acts of JTA or any agent or employee of JTA.

15.   GOVERNING LAW; WAIVER OF JURY TRIAL; VENUE AND JURISDICTION.

      THIS AGREEMENT, AND ALL TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN CONNECTION WITH ANY LEGAL ACTION BROUGHT BY EITHER PARTY WITH RESPECT TO THIS AGREEMENT AND AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF A U.S. COURT OF SUBJECT MATTER JURISDICTION LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, UNITED STATES OF AMERICA.

16. NOTICES. Any notice under this Agreement shall be deemed given on the third business day following the mailing of any such notice, postage paid, to the address set forth below:

      If to ATM:

      ATM Service, Ltd.
      220 White Plains Road
      Tarrytown, New York 10591 USA
      Attention: Chairman

      If to JTA:

17.   ETHICAL BUSINESS PRACTICES.



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      Neither Party shall pay, offer or otherwise authorize payment of any monies or anything of value to any government official or employee or to any political party or candidate for political office for the purpose of influencing any act or decision of such official or of the government to obtain or retain business or perform any other act that is unlawful under the laws of any country included within the Territory. This prohibition shall not, unless otherwise prohibited by law, apply to modest facilitating payments to low-level government employees for the purpose of expediting or securing a routine administrative action ordinarily performed by such employees, provided the recipient of such service or action is entitled to receive such service or action and the payment is customary and appropriate within such country. The Joint Venture Entity shall have the right to audit the books and records of either Party in order to satisfy itself that no breach of this Section 17 has occurred and such Party shall fully cooperate in any audit conducted by or on behalf of the Joint Venture Entity. In the event the Joint Venture Entity has reason to believe that a breach of any of the provisions of this Section 17 by either Party has occurred or may occur (a) the Joint Venture Entity may withhold further payments to such Party until it has received confirmation to its satisfaction that no breach has occurred or will occur, and neither the Joint Venture Entity nor the other Party shall be liable to such Party for any losses or damages whatsoever related to the Joint Venture Entity's decision to withhold such payments, (b) the non-breaching Party shall have the right to immediately terminate this Agreement upon written notice to the breaching Party, (c) any payments due the breaching Party hereunder shall be automatically forfeited, (d) any distributions previously paid to the breaching Party by the Joint Venture Entity with regard to such transaction shall be refunded to the Joint Venture Entity by the breaching Party, and (e) the breaching Party shall indemnify, defend and hold the Joint Venture Entity and the non-breaching Party harmless from and against any and all claims, losses or damages arising from or related to such breach or the termination of the Agreement, or both. In no event shall either Party be obligated under this Agreement to take any action or omit to take any action that such party believes, in good faith, would cause it to be in violation of any laws of the Territory or any U.S. laws, including without limitation the Foreign Corrupt Practices Act.

      18. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements between the Parties with respect to the subject matter hereof. No representation, warranty, promise or condition not contained herein shall be binding upon either Party.

      IN WITNESS WHEREOF, the Parties have each caused this Agreement to be duly executed as of the date first above written.

ATM SERVICE, LTD.                           JUAN TORRENTS & ASSOC.

By: /s/ Thomas Settineri                    By: /s/ Juan Torrents
    ---------------------------------           --------------------------------
    Name:  Mr. Thomas Settineri                 Name:  Mr. Juan Torrents
    Title: President                            Title: President






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